Exhibit 99.1

SBC Medical Group Announces Commencement of Tender Offer for Shares of Waqoo, Inc.

TOKYO, Japan – November 13, 2025 – SBC Medical Group Holdings Incorporated (Nasdaq: SBC) (“SBC Medical” or the “Company”), a global provider of comprehensive consulting and management services to the medical corporations and their clinics, today announced that on November 13, 2025, SBC Medical Group Co., Ltd. (the “Tender Offeror”) has resolved to acquire shares of common stock of Waqoo, Inc. (Securities Code: 4937, listed on the Tokyo Stock Exchange Growth Market; the “Target Company”) through a tender offer (the “Tender Offer”) pursuant to the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”), as described below.

The Tender Offeror is a Japanese subsidiary ultimately owned by SBC Medical Group Holdings Incorporated (“SBCHD”), a U.S. corporation listed on NASDAQ and engaged in management support services for medical clinics both domestically and internationally. As of today, the Tender Offeror holds 353,600 shares of the Target Company’s common stock (ownership ratio: 9.49%). SBCHD itself does not directly hold any shares of the Target Company; however, Yoshiyuki Aikawa, Chairman and CEO of SBCHD and a Director of the Tender Offeror (the “Selling Shareholder”), is the largest shareholder of the Target Company, holding 989,802 shares (ownership ratio: 26.58%). Therefore, the Selling Shareholder is deemed a “closely related person” and a “person acting in concert” with the Tender Offeror, and accordingly, the Tender Offeror is categorized as an “other affiliated company” of the Target Company under the applicable Japanese accounting regulations.

On November 13, 2025, the Tender Offeror decided to (i) acquire all of the Target Company shares held by the Selling Shareholder (the “Transfer Shares”) through a private, off-market transaction (the “Share Transfer”) and (ii) conduct the Tender Offer. Collectively, the Share Transfer and the Tender Offer are referred to as the “Transaction.”

In connection with the Share Transfer, the Tender Offeror and the Selling Shareholder entered into a Share Transfer Agreement dated November 13, 2025, under which they agreed that the Selling Shareholder shall not tender any of the Transfer Shares in the Tender Offer and shall instead transfer all of such shares to the Tender Offeror pursuant to the Share Transfer Agreement.

The Share Transfer will be executed on December 19, 2025 (the scheduled commencement date of settlement for the Tender Offer), subject to the completion and settlement of the Tender Offer. As the Selling Shareholder and the Tender Offeror have been in a continuous “formal special relationship” under Article 27-2, Paragraph 7, Item 1 of the FIEA for over one year prior to the date of the Share Transfer Agreement, the Share Transfer qualifies as an “Exempted Purchase” under Article 27-2, Paragraph 1, proviso of the FIEA, and therefore does not require the implementation of a separate tender offer.

Under the Share Transfer Agreement, the transfer price per share (the “Transfer Price”) has been agreed at JPY 1,445 per share, which is lower than the tender offer price (the “Tender Offer Price”) of JPY 1,900 per share. The lower transfer price reflects the nature of the transaction as a related party transaction, in which the Tender Offeror will acquire shares from a director of its ultimate parent company.

Strategic Purpose of the Transaction

Through this transaction, SBC aims to further accelerate Waqoo’s research and development initiatives and to integrate its advanced technologies and expertise within the SBC Group. By leveraging Waqoo’s capabilities, the Group intends to enhance its offerings in clinical areas such as AGA and orthopedics, develop new treatment methods and proprietary services, and strengthen overall competitiveness.

In addition, the companies will jointly promote the development and implementation of skincare products informed by clinical insights, establishing a seamless framework from research to commercialization. Waqoo’s processing and research know-how is also expected to serve as a technological foundation for SBCHD’s international operations, supporting joint efforts toward the practical realization of regenerative medicine.

Overview of the Tender Offer

Item	Details
(1) Name of Target Company	Waqoo, Inc.
(2) Type of Shares to be Purchased	Common Stock
(3) Tender Offer Period

From November 14, 2025 (Friday) to December 12, 2025 (Friday) — 20 business days
(If the Target Company requests an extension under Article 27-10, Paragraph 3 of the FIEA, the period will be extended to December 26, 2025 (Friday))

(4) Tender Offer Price	JPY 1,900 per share
(5) Number of Shares to Be Purchased	575,000 shares (upper limit: 575,000 shares; no lower limit)
(6) Commencement Date of Settlement	December 19, 2025 (Friday) (If the period is extended as above, settlement will commence on January 7, 2026 (Wednesday))
(7) Tender Offer Agent	SBI SECURITIES Co., Ltd., 1-6-1 Roppongi, Minato-ku, Tokyo

Please refer to the Tender Offer Registration Statement to be filed by the Tender Offeror on November 14, 2025, for further details regarding the Tender Offer.

Important Notice (Solicitation Regulations)

This press release is a public announcement to disclose the commencement of the Tender Offer and is not intended as a solicitation to sell shares. Shareholders wishing to tender their shares are requested to carefully review the Tender Offer Explanation Statement and make their own independent decision.

U.S. Regulatory Notice

The Tender Offer described herein is not being made, directly or indirectly, in or into, or for the account or benefit of any resident or person located in, the United States. It will not be conducted using, in whole or in part, the U.S. mails, or any means or instrumentality of interstate or foreign commerce (including, without limitation, telephone, facsimile, e-mail, or internet communication), nor through any facilities of a national securities exchange of the United States. Accordingly, any tender of shares in connection with the Tender Offer made by such means, instruments, or facilities, or from within the United States, will not be accepted.

Furthermore, neither the Tender Offer Statement nor any related documents, including letters of transmittal or other offering materials, may be sent, distributed, or forwarded, in whole or in part, by mail or any other means, directly or indirectly, in, into, or from the United States, or to or for the account or benefit of any U.S. resident or person located in the United States. Any attempt to tender shares in violation of these restrictions will not be accepted. No securities or other consideration will be solicited for acceptance in the United States, and this press release does not constitute, and shall not be construed as, any form of offer or solicitation for the purchase or sale of securities in the United States.

This press release does not constitute or form part of any offer or solicitation of an offer to purchase or sell, or otherwise deal in, any securities, nor shall it form the basis of or be relied upon in connection with any contract or commitment whatsoever. Any offer to purchase shares will be made solely pursuant to the Tender Offer Explanation Statement prepared in accordance with Japanese law. Shareholders are advised to make their own decision on whether to tender their shares, and if so, the number of shares to be tendered, at their own discretion.

All procedures related to the Tender Offer will be conducted in Japanese, unless otherwise stated. Although an English version of this press release will be prepared, if there is any discrepancy between the Japanese and English versions, the Japanese version shall prevail.

This press release contains forward-looking statements. Actual results may differ materially from those described or implied in such forward-looking statements due to various known or unknown risks, uncertainties, and other factors. Neither the Tender Offeror nor any of its affiliates guarantees the accuracy of such forward-looking statements. Forward-looking statements are based on information available as of the date of this press release, and the Tender Offeror and its affiliates have no obligation to update or revise them to reflect future events or circumstances, except as required by applicable laws and regulations.

About SBC Medical Group Holdings Incorporated

SBC Medical Group Holdings Incorporated is a comprehensive medical group operating a wide range of franchise businesses across diverse medical fields, including advanced aesthetic medicine, dermatology, orthopedics, fertility treatment, dentistry, AGA (hair restoration), and ophthalmology. The Company manages a diverse portfolio of clinic brands and is actively expanding its global presence, particularly in the United States and Asia, through both direct operations and medical tourism initiatives. In September 2024, the Company was listed on Nasdaq, and in June 2025, it was selected for inclusion in the Russell 3000® Index, a broad benchmark of the U.S. equity market. Guided by its Group Purpose “Contributing to the well-being of people around the world through medical innovation,” SBC Medical Group Holdings Incorporated continues to provide safe, trusted, and high-quality medical services while further strengthening its international reputation for quality and trust in medical care.

For more information, visit https://sbc-holdings.com/

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events and performance, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These forward-looking statements reflect the Company’s current views with respect to, among other things, the Company’s product launch plans and strategies; growth in revenue and earnings; and business prospects. In some cases, forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” “targets” or “hopes” or the negative of these or similar terms. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. The forward-looking statements are based on management’s current expectations and are not guarantees of future performance. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Factors that may cause actual results to differ materially from current expectations may emerge from time to time, and it is not possible for the Company to predict all of them; such factors include, among other things, changes in global, regional, or local economic, business, competitive, market and regulatory conditions, and those listed under the heading “Risk Factors” and elsewhere in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

Contacts

SBC Medical Group Holdings Incorporated (Asia)

Hikaru Fukui / Head of Investor Relations E-mail: ir@sbc-holdings.com

ICR LLC (In the US)

Bill Zima / Managing Partner Email: bill.zima@icrinc.com